Paymentus Reports Fourth Quarter and Full Year 2022

Financial Results

Fourth Quarter Revenue Increased 22.2% Year-over-Year

Fourth Quarter Gross Profit increased 21.9% Year-over-Year

Fourth Quarter Contribution Profit* Increased 19.4% Year-over-Year

CHARLOTTE, NC., February 23, 2023 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology solutions, today announced financial results for its fourth quarter and full year ended December 31, 2022.

"Paymentus delivered a strong quarter that was successful, both financially and strategically," said Dushyant Sharma, Founder and CEO. "I’m especially excited about the fact that we exceeded our revenue expectations we originally communicated at the beginning of 2022."

Business Highlights and Recent Developments

•
Signed Citizens Financial Group to Bill Center.
•
Expanded our reach through partnerships with Green Dot and a large real estate software provider.
•
Launched a small business product to expand our offerings and total addressable market.

“We are proud to deliver over $10 million of adjusted EBITDA in the fourth quarter,” said Paul Seamon, Interim CFO. “The quarter demonstrates our ability to expand margin as the business grows.”

Fourth Quarter 2022 Financial Highlights*

•
Revenue was $132.2 million, an increase of 22.2% from the fourth quarter of 2021.
•
Gross profit was $41.1 million compared to $33.7 million for the fourth quarter of 2021. Adjusted gross profit was $44.6 million compared to $36.1 million for the fourth quarter of 2021.
•
Contribution profit was $54.1 million, compared to $45.3 million for the fourth quarter of 2021, representing an increase of 19.4%.
•
Net income was $1.0 million and GAAP earnings per share was $0.01. Non-GAAP net income was $3.0 million and non-GAAP earnings per share was $0.02.
•
Adjusted EBITDA was $10.2 million, representing a 18.9% adjusted EBITDA margin, compared to $6.3 million, representing a 13.8% adjusted EBITDA margin, for the fourth quarter of 2021.

Full Year 2022 Financial Highlights*

•
Revenue was $497.0 million, an increase of 25.7% from 2021.
•
Gross profit was $149.7 million, compared to $121.4 million for 2021. Adjusted gross profit was $161.8 million, compared to $127.4 million for 2021.
•
Contribution profit was $201.3 million, compared to $158.5 million for 2021, representing an increase of 27.0%.
•
Net loss was $(0.5) million and GAAP loss per share was $0.00. Non-GAAP net income was $8.1 million and non-GAAP earnings per share was $0.07.
•
Adjusted EBITDA was $28.6 million, representing a 14.2% adjusted EBITDA margin, compared to $29.5 million, representing a 18.6% adjusted EBITDA margin for 2021.
•
Cash and cash equivalents were $147.3 million as of December 31, 2022.

* Descriptions of the non-GAAP financial measures contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income and non-GAAP net income per share are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Q1 and Full Year 2023 Financial Outlook

Certain statements in this release, including without limitation those in this section, are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2021 and the Form 10-K for the fiscal year ended December 31, 2022, expected to be filed with the Securities and Exchange Commission, or SEC, in early March 2023.

Paymentus expects revenue for the first quarter of 2023 to be between $136 million and $140 million, or 17% to 20% growth current quarter over prior year quarter. Contribution profit is anticipated to be between $51 million and $53 million, or 8% to 12% growth current quarter over prior year quarter(1). Adjusted EBITDA is expected to be between $7 million and $8 million, resulting in an expected adjusted EBITDA margin of approximately 13% to 15%.

Paymentus expects revenue for the full year 2023 to be between $575 million and $600 million, or 16% to 21% growth year-over-year. Contribution profit is anticipated to be between $224 million and $237 million, or 11% to 18% growth year-over-year(1). Adjusted EBITDA is expected to be between $32 million and $38 million, resulting in an expected adjusted EBITDA margin of approximately 14% to 16%.

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 5:00 p.m. ET today to discuss fourth quarter and full year 2022 results and our outlook for 2023. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 1,700 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our ability to expand our addressable market and product offerings, our ability to expand margin as our business grows in the future, and first quarter and full-year 2023 financial outlook. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; the impact of widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 3, 2022, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 10, 2022 and our Annual Report on Form 10-K for the year ended December 31, 2022, which we expect to file with the SEC in early March 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

Paymentus does not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because Paymentus cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to its income tax provision and certain other items Paymentus believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP net income and non-GAAP earnings per share, or EPS. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors.

Adjusted gross profit is defined as gross profit adjusted for non-cash items, primarily stock-based compensation and amortization.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net and foreign exchange gain (loss)), depreciation and amortization and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations, consisting primarily of professional fees and other indirect charges associated with our initial public offering.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

Non-GAAP net income and non-GAAP EPS are defined as net income excluding certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, including amortization of acquisition-related intangibles.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. In particular, we exclude interchange and assessment fees in the presentation of contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

Contacts

Investor Relations
Paul Seamon
pseamon@paymentus.com

Media Relations
Tony Labriola
tony@thinkinsideout.com

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenue	$132,176	$108,131	$497,001	$395,524
Cost of revenue	91,037	74,390	347,323	274,144
Gross profit	41,139	33,741	149,678	121,380
Operating expenses
Research and development	10,295	9,653	41,220	34,122
Sales and marketing	20,206	14,876	73,295	43,917
General and administrative	9,101	8,901	38,139	32,968
Total operating expenses	39,602	33,430	152,654	111,007
(Loss) income from operations	1,537	311	(2,976)	10,373
Other income (loss)
Interest income (expense), net	1,069	(10)	1,663	(6)
Foreign exchange gain (loss)	(47)	7	5	(1)
(Loss) income before income taxes	2,559	308	(1,308)	10,366
(Provision for) benefit from income taxes	(1,602)	4,357	795	(1,066)
Net (loss) income	$957	$4,665	$(513)	$9,300
Undeclared dividends on Series A preferred stock	—	—	—	(2,258)
Net (loss) income attributable to common stock	$957	$4,665	$(513)	$7,042
Net (loss) income per share attributable to common stock
Basic	$0.01	$0.04	$--	$0.06
Diluted	$0.01	$0.04	$--	$0.06
Weighted-average number of shares used to compute net (loss) income per share attributable to common stock
Basic	123,090,334	120,154,077	122,099,437	112,763,261
Diluted	124,395,447	126,169,616	122,099,437	118,821,925

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	December 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$147,334	$168,386
Restricted cash and cash equivalents	2,351	—
Restricted funds held for financial institutions	-	33,443
Accounts and other receivables, net of allowance of $370 and $102	67,789	43,935
Income tax receivable	1,493	2,488
Prepaid expenses and other current assets	9,994	8,184
Total current assets	228,961	256,436
Property and equipment, net of accumulated depreciation and amortization of $5,744 and $4,791	1,823	2,044
Capitalized internal-use software development costs, net	46,032	30,888
Intangible assets, net	36,017	42,088
Goodwill	131,851	129,413
Operating lease right-of-use assets	9,561	7,703
Deferred tax asset	116	163
Other long-term assets	7,178	4,207
Total assets	$461,539	$472,942
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$29,232	$24,748
Accrued liabilities	15,809	12,491
Financial institution funds in-transit	—	33,443
Operating lease liabilities	1,462	1,456
Contract liabilities	4,358	2,173
Income tax payable	635	122
Total current liabilities	51,496	74,433
Deferred tax liability	680	3,318
Operating leases, net of current portion	8,608	6,463
Contract liabilities, net of current portion	2,826	1,713
Finance leases and other finance obligations, net of current portion	750	883
Total liabilities	64,360	86,810
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 shares authorized as of December 31, 2022 and 2021, respectively; none issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of December 31, 2022 and 2021, respectively; 19,934,331 and 17,251,079 shares issued and outstanding as of December 31, 2022 and 2021, respectively	2	1
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of December 31, 2022 and 2021, respectively; 103,306,842 and 103,388,082 shares issued and outstanding as of December 31, 2022 and 2021, respectively	10	11
Additional paid-in capital	367,767	356,017
Accumulated other comprehensive (loss) income	(22)	168
Retained earnings	29,422	29,935
Total stockholders’ equity	397,179	386,132
Total liabilities and stockholders' equity	$461,539	$472,942

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net (loss) income	$957	$4,665	$(513)	$9,300
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,545	4,708	24,063	13,295
Deferred income taxes	350	(3,351)	(2,981)	(660)
Stock-based compensation	2,114	1,251	6,736	3,136
Non-cash lease expense	432	366	2,135	2,497
Amortization of contract asset	711	246	2,058	669
Provision for credit losses	49	106	268	106
Change in operating assets and liabilities
Accounts and other receivables	(5,144)	(6,922)	(24,287)	(14,736)
Prepaid expenses and other current and long-term assets	2,065	1,179	1,211	1,346
Accounts payable	1,791	(462)	4,766	7,380
Accrued liabilities	1,010	(193)	3,400	(44)
Operating lease liabilities	(434)	(372)	(1,832)	(2,443)
Contract liabilities	3,219	91	3,299	474
Income taxes receivable, net of payable	1,059	(1,176)	1,544	(827)
Net cash provided by operating activities	14,724	136	19,867	19,493
Cash flows from investing activities
Business combinations, net of cash and restricted cash acquired	(3,260)	(280)	(3,260)	(57,400)
Other intangible assets acquired	(32)	(130)	(280)	(130)
Purchases of property and equipment	(94)	(154)	(1,257)	(979)
Capitalized internal-use software development costs	(7,506)	(5,827)	(29,763)	(19,300)
Net cash used in investing activities	(10,892)	(6,391)	(34,560)	(77,809)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriter's discounts and commissions	—	—	—	224,595
Proceeds from private placement	—	—	—	50,000
Redemption of Series A preferred stock	—	--	—	(23,013)
Payment of dividends on Series A preferred stock	—	--	—	(34,412)
Proceeds from repayment of related party loan	—	—	—	813
Proceeds from exercise of stock-based awards	21	315	1,490	315
Financial institution funds in-transit	(77,601)	(4,628)	(33,443)	1,984
Payments of deferred offering costs	—	—	—	(1,961)
Payments on other financing obligations	(2,576)	(3,080)	(5,062)	(4,562)
Payments on finance leases	(67)	(68)	(268)	(272)
Net cash (used in) provided by financing activities	(80,223)	(7,461)	(37,283)	213,487
Foreign currency effect on cash, cash equivalents and restricted cash	161	(32)	(168)	(8)
Net (decrease) increase in cash, cash equivalents and restricted cash	(76,230)	(13,748)	(52,144)	155,163
Cash, cash equivalents and restricted cash
Beginning of period	225,915	215,577	201,829	46,666
End of period	$149,685	$201,829	$149,685	$201,829

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (Unaudited)

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

 The below table reconciles cash, cash equivalents and restricted cash in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows:

Cash and cash equivalents	$147,334	$168,386	$147,334	$168,386
Restricted cash	2,351	--	2,351	--
Restricted funds held for financial institutions	--	33,443	--	33,443
Total cash, cash equivalents and restricted cash as shown in the condensed consolidated statements of cash flows	$149,685	$201,829	$149,685	$201,829

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures (in thousands):

Contribution Profit

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Gross profit	$41,139	$33,741	$149,678	$121,380
Plus: other cost of revenue	12,918	11,535	51,622	37,098
Contribution profit	$54,057	$45,276	$201,300	$158,478

Adjusted Gross Profit

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Gross profit	$41,139	$33,741	$149,678	$121,380
Stock-based compensation	—	—	—	—
Amortization	3,502	2,395	12,077	6,005
Adjusted gross profit	$44,641	$36,136	$161,755	$127,385

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net (loss) income	$957	$4,665	$(513)	$9,300
Excluding
Interest income, net	(1,069)	10	(1,663)	6
Provision for (benefit from) income taxes	1,602	(4,357)	(795)	1,066
Depreciation and amortization	6,545	4,708	24,063	13,295
Foreign exchange (gain) loss	47	(7)	(5)	1
Stock-based compensation	2,114	1,251	6,736	3,136
Other nonrecurring expenses(1)	—	—	769	2,711
Adjusted EBITDA	$10,196	$6,270	$28,592	$29,515
Adjusted EBITDA margin	18.9%	13.8%	14.2%	18.6%

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net cash provided by operating activities	$14,724	$136	$19,867	$19,493
Purchases of property and equipment and software	(94)	(154)	(1,257)	(979)
Other intangible assets acquired	(32)	(130)	(280)	(130)
Capitalized internal-use software development costs	(7,506)	(5,827)	(29,763)	(19,300)
Free cash flow	$7,092	$(5,975)	$(11,433)	$(916)
Net cash used in investing activities	$(10,892)	$(6,391)	$(34,560)	$(77,809)
Net cash provided by financing activities	$(80,223)	$(7,461)	$(37,283)	$213,487

Non-GAAP Net Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands)
Net (loss) income	$957	$4,665	$(513)	$9,300
Excluding amortization of acquisition-related intangibles	2,007	1,743	8,028	2,676
Excluding discrete one-time items, net of tax	--	—	565	—
Excluding discrete tax and other one-time items	—	(4,334)	—	(2,272)
Non-GAAP net (loss) income	$2,964	$2,074	$8,080	$9,704

Non-GAAP EPS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands, except share and per share data)
Net (loss) income attributable to common shareholders	$957	$4,665	$(513)	$7,042
Excluding amortization of acquisition-related intangibles	2,007	1,743	8,028	2,676
Excluding undeclared dividends on Series A preferred stock	—	—	—	2,258
Excluding discrete one-time items, net of tax	—	—	565	—
Excluding discrete tax one-time items	—	(4,334)	—	(2,272)
Numerator for Non-GAAP EPS - basic	$2,964	$2,074	$8,080	$9,704

Weighted-average shares of common stock - basic	123,090,334	120,154,077	122,099,437	112,763,261
Non-GAAP EPS - basic	$0.02	$0.02	$0.07	$0.09